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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): October 25, 2000

                              WELLS FARGO & COMPANY
             (Exact name of registrant as specified in its charter)

           Delaware                 001-2979            No. 41-0449260
(State or other jurisdiction    (Commission File        (IRS Employer
     of incorporation)              Number)           Identification No.)

             420 Montgomery Street, San Francisco, California 94163
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: 1-800-411-4932

                                 Not applicable
          (Former name or former address, if changed since last report)


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Item 5:    Other Events
           ------------

         On October 25, 2000, a wholly-owned subsidiary of Wells Fargo & Company merged with and into First Security Corporation, with First Security surviving the merger as a wholly-owned subsidiary of Wells Fargo. The terms of the merger are described in the Agreement and Plan of Reorganization, dated as of April 9, 2000, between Wells Fargo and First Security, a copy of which is filed as
Exhibit 2 to this report.

         Wells Fargo is accounting for the merger under the pooling of interests method of accounting. Wells Fargo is using this report to place on file a copy of the Supplemental Annual Report including the Supplemental Consolidated Management's Discussion and Analysis of Results of Operations and Financial Condition and Supplemental Financial Statements of Wells Fargo & Company as of and for the three years ended December 31, 1999, and the Supplemental Quarterly Report, including the Supplemental Consolidated Management's Discussion and Analysis of Results of Operations and Financial Condition and Supplemental Financial Statements of Wells Fargo & Company as of and for the nine months ended September 30, 2000, as Exhibits 99(a) and 99(b), respectively. Each report presents the results of the combined company as if the merger had been effect for the periods covered by the report.

Item 7:    Financial Statements and Exhibits
           ---------------------------------

     (c) Exhibits


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         2        Agreement and Plan of Reorganization, dated as of April 9,
                  2000, between Wells Fargo & Company and First Security Corporation, incorporated by reference to Appendix A to the Proxy Statement-Prospectus filed as part of Pre-Effective Amendment No. 1 to Registration Statement on Form S-4 of Wells Fargo & Company (Reg. No. 333-37862), filed June 22, 2000

        23        Consent of  Independent Accountants

        27        Financial Data Schedules

        99(a)     Supplemental Annual Report

        99(b)     Supplemental Quarterly Report

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                                    SIGNATURE
                                    ---------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on November 30, 2000.

                              WELLS FARGO & COMPANY

                              By:   Les L. Quock
                                 ---------------------------
                                    Les L. Quock
                                    Senior Vice President and Controller